UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2015
___________

HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (IRS Employer Identification No.)

340 West Main Street Abingdon, Virginia (Address of principal executive offices)	24210-1128 (Zip Code)

Registrant’s telephone number, including area code:  (276) 628-9181

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Highlands Bankshares, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 13, 2015 (the “Annual Meeting”).  At the Annual Meeting, the shareholders of the Company elected nine directors to serve for one-year terms, ratified the Company’s appointment of Brown, Edwards & Company, LLP as the Company’s independent auditors for 2015 and approved the non-binding resolution to endorse the Company’s executive compensation program,  The voting results for each proposal are as follows:

1.	To elect nine directors to serve for terms of one year each expiring at the 2016 annual meeting of shareholders:

	For	Withheld	Broker Non-Vote
E. Craig Kendrick	5,206,635	84,991	338,999
Clydes B. Kiser	5,182,768	108,858	338,999
J. Carter Lambert	5,176,222	115,404	338,999
Jon C. Lundberg	5,175,924	115,702	338,999
James D. Moore, Jr.	5,191,595	100,031	338,999
Samuel L. Neese	5,192,481	99,145	338,999
Charles P. Olinger Edward M. Rosinus	5,206,470 5,184,650	85,156 106,976	338,999 338,999
H. Ramsey White, Jr.	5,182,245	109,381	338,999

2.	To ratify the appointment of Brown, Edwards & Company, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

For	Against	Abstain
5,506,262	95,151	29,213

  3.             Advisory approval of the Company’s executive compensation (“Say on Pay”).

For	Against	Abstain	Broker Non-Vote
4,963,042	196,314	132,270	338,999

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

Date: May 19, 2015	By:	/s/ Robert M. Little, Jr.
Robert M. Little, Jr.
Chief Financial Officer